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                            Energy West, Incorporated
                (Name of Registrant as Specified In Its Charter)

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        ISS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ENERGY WEST'S NOMINEES

GREAT FALLS, Mont., October 31/PRNewswire-First Call/--ENERGY WEST, INCORPORATED
(NASDAQ EWST-News) today announced that Institutional Shareholder Services
("ISS"), the nation's leading independent proxy advisory service has recommended that its clients vote "FOR" the Company's director nominees on the WHITE card in connection with the 2003 Annual Meeting of Stockholders.

The Board of Directors is pleased that in rating the corporate governance policies of Energy West ISS noted that "EWST outperformed 99.9% of the companies in the CGQ (Corporate Governance Quotient) universe and 91.5% of the companies in the Utilities group."

ISS further stated that:

    •       "The company's performance has been weak in the 2003 fiscal year.
            ...However, gross margins have actually improved from 17.5 percent in 2002 to 21.2 percent in 2003."

    •       The "dissidents have failed to make a compelling case of their value added to the board,"

    •       "ISS does not believe that a three-seat representation is
            warranted at this time."

John C. Allen, Interim President and Chief Executive Officer, stated "Our Board is very pleased with the ISS report and feels encouraged that its efforts to reposition the Company have not gone unnoticed by the largest proxy advisory organization."

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Safe Harbor Forward Looking Statement: Energy West is including the following cautionary statement in the release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of
1995 for any forward-looking statements made by, or on behalf of Energy West.
Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words "anticipates," "estimates," "expects," "intends," "plans,"
"predicts," and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risk and various other matters, many of which are beyond Energy West's control. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

For additional information or clarification, please contact: JoAnn S. Hogan,
Financial Communications, 1-406-791-7555, jshogan@ewst.com of Energy West,
Incorporated.

     Our toll-free number is 1-800-570-5688. Our web address is
     www.energywest.com
     Our address is P. O. Box 2229, Great Falls, MT 59403-2229